EXHIBIT 10.cc

                     AGREEMENT, RELEASE, COVENANT NOT TO SUE
                          AND CONFIDENTIALITY AGREEMENT

         The undersigned employee ("Employee") of Sunbeam Corporation (the "Company") has been advised that Employee's employment is being terminated, as of March 15, 1997. For the sole consideration of (i) twelve (12) months continuation of base salary, less required deductions (the "Severance Payment"), payable in a lump sum, and (ii) the continuation of the Company's current level of contribution to medical and dental insurance coverages for a period of twelve
(12) months (provided Employee elects to continue coverage under the provisions of COBRA and continues to make the Employee's required contribution towards the cost of such coverages) [(i) and (ii) herein are collectively the "Benefits"], Employee (including all successors and assigns) hereby:

      RELEASES, FOREVER DISCHARGES and COVENANTS NOT TO SUE the Company and any affiliated company, their predecessors, past and present officers, directors, shareholders, agents, employees, attorneys, successors and assigns (individually and collectively "SUNBEAM"), of and from (and does hereby WAIVE), any and all rights, contracts, claims (including claims sounding in tort), damages, attorney fees, causes of action, rights to future employment or reinstatement and suits (collectively "Claims") (whether or not presently known, suspected or claimed), relating to, directly or indirectly, Employee's hiring, employment with or separation from employment by SUNBEAM, under any federal, state or local law, ordinance, regulation or rule, or under any court decree. Employee also WAIVES ANY AND ALL RIGHTS under the laws of any jurisdictions in the United States that would limit the foregoing Release, Waiver and Covenant. Employee is releasing SUNBEAM from any and all Claims for pain and suffering, emotional distress, compensatory and punitive damages, attorney fees and for employment discrimination based on age (including claims under the federal Age Discrimination in Employment Act ("ADEA") and any comparable state or local laws), sex, national origin, race or color, mental or physical handicap or disability, sexual orientation or religious belief. Employee agrees that SUNBEAM, by offering the Severance Payment and this Agreement, does not hereby admit that it violated any of Employee's rights in any way. THIS RELEASE BY EMPLOYEE DOES NOT SERVE TO RELEASE OR WAIVE ANY RIGHTS OF EMPLOYEE TO INDEMNIFICATION AS A FORMER OFFICER OF SUNBEAM, AND ALL OF SUCH RIGHTS TO INDEMNIFICATION SHALL CONTINUE IN FORCE AND EFFECT.

EMPLOYEE ALSO UNDERSTANDS AND AGREES:

         1) THIS IS OUR ENTIRE AGREEMENT, AND I HAVE UP TO 45 DAYS TO REVIEW AND CONSIDER IT. I HAVE BEEN TOLD TO CONSULT A LAWYER BEFORE SIGNING
THIS AGREEMENT. I ENTER INTO THIS AGREEMENT FREELY AND VOLUNTARILY;

         2) I HAVE 7 DAYS FOLLOWING SIGNING THIS AGREEMENT TO REVOKE OR CANCEL IT (BUT ONLY WITH RESPECT TO CLAIMS UNDER ADEA);

         3) THIS AGREEMENT DOES NOT RELEASE OR WAIVE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THIS DOCUMENT IS SIGNED BY ME;

         4) THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AFTER THE 7 DAY PERIOD DURING WHICH I CAN REVOKE OR CANCEL IT; AND

         5) I AM SUBJECT TO THE CONFIDENTIALITY AND NON-DUPLICATION OF BENEFITS PROVISIONS SET FORTH BELOW AS A FURTHER CONDITION TO THE
RECEIPT OF BENEFITS UNDER THIS AGREEMENT.

         SUBJECT TO FURTHER TERMS ON THE SECOND PAGE OF THIS DOCUMENT

                               (ADDITIONAL TERMS)

         1. CONFIDENTIALITY - As a participant in the SUNBEAM CORPORATION EQUITY TEAM PLAN (Option Plan), the confidentiality and non-competition provisions of that Plan are incorporated by reference herein, and I acknowledge my obligation to abide by the terms thereof. If I am a party to any other specific undertaking of confidentiality and/or non-competition in connection with my employment by SUNBEAM, I hereby acknowledge my obligation to abide by the terms thereof and agree that such agreement or undertaking is not superseded in any manner by this Agreement. In all events, whether I am a party to any such other agreement or not, I hereby agree as follows:

         That from and after the date hereof, I shall treat as confidential all "Confidential Information" in my possession or to which I have been provided access during my employment by SUNBEAM. I will not reveal or disclose any such Confidential Information to any party without the prior written consent of SUNBEAM, except as required by law. If I am required by legal process, subpoena or otherwise legally required to disclose any Confidential Information, I will immediately contact SUNBEAM and advise it of such requirement and will cooperate with SUNBEAM in protecting its Confidential Information. I understand that a breach of this Confidentiality Agreement shall be grounds for forfeiting any Benefits provided by this Agreement or any other benefit which SUNBEAM may provide to me.

         As used herein, the term CONFIDENTIAL INFORMATION means: any information about SUNBEAM, its products or business, which is not generally known to the public, including without limitation any customer lists, supplier lists, trade secrets, inventions, formulas, methods or processes, whether or not patented or patentable, channels of distribution, business plans, pricing policies and records, financial information of any sort and inventory records of SUNBEAM or any affiliate (and such other information normally understood to be confidential or otherwise designated as such in writing by SUNBEAM). It is not necessary, however, that any information be formally designated as "confidential" if it falls within any of the foregoing categories and is not generally known to the public, in order to be covered by this Confidentiality Agreement.

         2. NON-DUPLICATION OF BENEFITS - The amount of Severance Payment hereunder shall be reduced on a dollar for dollar basis by any disability, severance, separation or termination pay benefits that the Company pays or is required to pay to Employee through insurance or otherwise under any plan or contract or under any federal or state law, or by any amount Employee owes the Company; provided, however, that the Severance Payment shall never be less than two (2) weeks' base salary, and such amount is acknowledged to be full and adequate consideration for this Agreement.

EMPLOYEE                                  SUNBEAM CORPORATION

/s/ James Wilson                          /s/  David C. Fannin
----------------------                    ------------------------------
Name:  James D. Wilson                    Title:Executive Vice President
Date: March 17, 1997                      Name:David C. Fannin
                                          Date: March 19, 1997

WITNESSED AS TO EMPLOYEE BY:

/s Karl Schinn
---------------------------------
By: Karl Schinn
Date: March 17, 1997